     EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-141262) on Form S-8 our report dated June 25, 2007, with respect to the consolidated financial statements of U.S. Geothermal Inc. included in this Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ Williams & Webster, P.S.
June 26, 2007